Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports First Quarter Fiscal 2022 Financial Results

Improved throughput boosts gross profit and gross margin

Westminster, MA – August 12, 2021 – TechPrecision Corporation (OTCQB: TPCS) (“TechPrecision” or “the Company”), an industry-leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense and precision industrial sectors, today reported financial results for the Fiscal 2022 first quarter ended June 30, 2021.

First quarter net sales were $3.4 million or 4% higher when compared to $3.3 million in the same quarter a year ago. Gross profit was 20% higher at $0.8 million when compared to gross profit of $0.7 million for the first quarter a year ago.

“Our results for the first quarter of fiscal 2022 were better than the first quarter of fiscal 2021 due to a favorable and more profitable project mix with our defense and precision industrial customers, and lower unabsorbed overhead costs.” stated Alexander Shen, TechPrecision’s Chief Executive Officer.

“This is the second consecutive quarter with improved gross margins,” added Mr. Shen. “We expect to carry these improvements into the remainder of fiscal 2022 and beyond.”

On May 12, 2021, as authorized by Section 1106 of the CARES Act, the Small Business Administration remitted to Berkshire Bank, the lender of record, a payment of principal in the amount of $1,317,100, for forgiveness of the Company’s Paycheck Protection Program (PPP) loan. The funds credited to the bank paid this loan off in full. Loan forgiveness is recorded as a gain in the consolidated statement of operations.

First Quarter of Fiscal 2022 Financial Results

•	Net sales were $3.4 million, or 4% higher when compared to the same quarter a year ago,

•	Cost of sales were $2.6 million, slightly lower than the same quarter a year ago.

•	Gross profit was $833,000, an increase of 20% compared to $697,000 in the same quarter last year.

•	SG&A decreased by $61,000, or 8%, primarily on lower compensation and outside advisory expenses, which more than offset an increase in travel costs as COVID-19 restrictions began to subside.

•	Operating income was $100,000, compared to an operating loss of $96,000, in the same quarter a year ago.

•	We recorded a gain of $1.3 million from the PPP loan forgiveness.

•	Net income was $1.4 million, compared to a net loss of $116,000 for the same period a year ago.

•	EBITDA* was $1.6 million, compared to $0.1 million in the same prior year period.

* EBITDA is a non-GAAP financial measure, which is reconciled to the most directly comparable GAAP financial measure below, under the caption “Reconciliation of EBITDA to Net Income (Loss).”

Financial Position

At June 30, 2021, TechPrecision had $2.2 million in cash and cash equivalents, an increase of $106,000 since March 31, 2021. Working capital was $5.5 million at June 30, 2021 compared to $5.2 million at March 31, 2021. We have access to additional capital via the Company’s existing revolver loan should management determine it needs to bolster liquidity.

Acquisition of Stadco

The Company expects to close the acquisition of Stadco during the week of August 15, 2021, though minor procedural delays are always possible and all closing conditions must be satisfied. Accordingly, the Company cannot give any assurance that the closing will occur in this timeframe, or at all. The Company will not make any further comments regarding Stadco prior to finalization of this matter. After the closing of the transaction, the Company will host a conference call as soon as practicable.

Teleconference Information

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on August 12, 2021. To participate in the live conference call, please dial 1-888-506-0062 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-973-528-0011. When prompted, reference TechPrecision and entry code 656492. A replay will be available until August 26, 2021. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 42397.

The call will also be available over the Internet and accessible at: https://www.webcaster4.com/Webcast/Page/2198/42397.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiary, Ranor, Inc., manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to change the composition of our revenues and effectively control operating expenses; external factors, including the COVID-19 pandemic, that may be outside of our control; the impacts of the COVID-19 pandemic and government-imposed lockdowns in response thereto; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; operating in a single geographic location; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; general industry and market conditions and growth rates; general economic conditions; the risk that the proposed acquisition of Stadco may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of Company’s common stock; the failure of either party to satisfy any of the conditions to the consummation of the proposed acquisition of Stadco and uncertainties as to the timing of the consummation of the proposed acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the securities purchase agreement governing the acquisition; the effect of the announcement or pendency of the proposed acquisition on the Company’s business relationships, operating results and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; unexpected costs, charges or expenses resulting from the proposed acquisition; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

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TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30, 2021	March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$2,236,375	$2,130,711
Accounts receivable	1,155,403	608,059
Contract assets	4,815,808	5,532,408
Raw materials	472,486	503,636
Work-in-process	559,658	767,520
Other current assets	375,830	379,437
Total current assets	9,615,560	9,921,771
Property, plant and equipment, net	3,884,729	4,063,209
Deferred income taxes	1,907,835	1,934,415
Other noncurrent assets, net	82,596	84,624
Total assets	$15,490,720	$16,004,019

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$169,769	$500,848
Accrued expenses	1,066,671	1,526,270
Contract liabilities	428,367	218,152
Current portion of long-term debt	2,449,979	2,474,963
Total current liabilities	4,114,786	4,720,233
Long-term debt, net	29,452	1,341,938
Stockholders’ Equity:
Common stock - par value $.0001 per share, 90,000,000 shares authorized, 29,498,662 shares issued and outstanding, at June 30, 2021 and March 31, 2021	2,949	2,949
Additional paid in capital	8,978,160	8,944,660
Accumulated other comprehensive income	21,880	21,838
Retained earnings	2,343,493	972,401
Total stockholders’ equity	11,346,482	9,941,848
Total liabilities and stockholders’ equity	$15,490,720	$16,004,019

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(unaudited)

	Three months ended June 30,
	2021	2020
Net sales	$3,412,229	$3,282,525
Cost of sales	2,579,561	2,585,511
Gross profit	832,668	697,014
Selling, general and administrative	732,608	793,362
Income (loss) from operations	100,060	(96,348)
Other income	10,390	652
Interest expense	(29,878)	(57,898)
PPP loan forgiveness	1,317,100	--
Total other income (expense), net	1,297,612	(57,246)
Income (loss) before income taxes	1,397,672	(153,594)
Income tax provision (benefit)	26,580	(37,360)
Net income (loss)	$1,371,092	$(116,234)
Other comprehensive income (loss):
Foreign currency translation adjustments	42	(97)
Other comprehensive income (loss), net of tax	42	(97)
Comprehensive income (loss)	$1,371,134	$(116,331)
Net income (loss) per share – basic	$0.05	$(0.01)
Net income (loss) per share – diluted	$0.04	$(0.01)
Weighted average number of shares outstanding – basic	29,498,662	29,359,921
Weighted average number of shares outstanding – diluted	31,054,110	29,359,921

TECHPRECISION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,371,092	$(116,234)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	182,678	169,237
Amortization of debt issue costs	8,824	15,141
Stock based compensation expense	33,500	55,500
Change in contract loss provision	(69,951)	(64,699)
Deferred income taxes	26,580	(37,360)
PPP loan forgiveness	(1,317,100)	--
Changes in operating assets and liabilities:
Accounts receivable	(547,344)	73,771
Contract assets	716,600	(692,842)
Inventories	239,012	(79,834)
Other current assets	3,607	187,261
Accounts payable	(331,079)	370,914
Accrued expenses	(389,586)	38,614
Contract liabilities	210,215	(288,712)
Net cash provided by (used in) operating activities	137,048	(369,243)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(4,198)	(41,768)
Net cash used in investing activities	(4,198)	(41,768)
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issue costs	--	(8,282)
Proceeds from payroll protection program	--	1,317,100
Proceeds from revolver loan	--	1,000,000
Repayment of revolver loan	--	(1,000,000)
Repayment of long-term debt	(27,166)	(26,618)
Net cash (used in) provided by financing activities	(27,166)	1,282,200
Effect of exchange rate on cash and cash equivalents	(20)	(6)
Net increase in cash and cash equivalents	105,664	871,183
Cash and cash equivalents, beginning of period	2,130,711	930,856
Cash and cash equivalents, end of period	$2,236,375	$1,802,039

TECHPRECISION CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of EBITDA to Net Income (Loss)

The following table provides a reconciliation of EBITDA to net income (loss), the most directly comparable U.S. GAAP measure reported in our condensed consolidated financial statements for the three months ended:

(dollars in thousands)	June 30, 2021	June 30, 2020	Change Amount
Net income (loss)	$1,371	$(116)	$1,487
Income tax provision (benefit)	27	(37)	64
Interest expense (1)	30	58	(28)
Depreciation	183	169	14)
EBITDA	$1,611	$74	$1,537

(1)	Includes amortization of debt issue costs.

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